Exhibit 4.1

ONCOR ELECTRIC DELIVERY COMPANY LLC

OFFICER’S CERTIFICATE

33-AO-33

ESTABLISHING THE FORM AND CERTAIN TERMS OF THE 3.625% SENIOR SECURED

NOTES DUE 2034.

The undersigned, Kevin R. Fease, Vice President and Treasurer of Oncor Electric Delivery Company LLC (formerly TXU Electric Delivery Company (formerly Oncor Electric Delivery Company)) (the “Company”) (all capitalized terms used herein which are not defined herein but are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), pursuant to Board Resolutions dated October 30, 2024 and Sections 102, 201, 301, 303(d) and 707(c)(ii) of the Indenture (For Unsecured Debt Securities), dated as of August 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as Trustee (the “Trustee”), as supplemented and amended by Supplemental Indenture No. 1 dated as of May 15, 2008, between the Company and the Trustee (as heretofore supplemented and amended, the “Indenture”), does hereby certify to the Trustee that:

1.

The Securities of the thirty-eighth series to be issued under the Indenture shall be initially issued in a series designated “3.625% Senior Secured Notes due 2034” (the “Notes”); the Notes shall be in substantially the form set forth in Exhibit A hereto;

2.

The Notes shall be initially authenticated and delivered in the aggregate principal amount of €700,000,000 (the “Initial Notes”); provided, however, that the Company may, without the consent of the Holders of the Initial Notes, create and issue additional Notes ranking equally with, and otherwise identical in all respects to, the Initial Notes (except for the issue price therefor, the date from which interest first accrues thereon and the first interest payment date therefor), which additional Notes shall form a single series with the Initial Notes;

3.

The Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on June 15, 2034, and the Company shall not have any right to extend the Maturity of the Notes as contemplated in Section 301(d) of the Indenture;

4.

All payments of principal, premium, if any, and interest on the Notes will be made in euro. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in US dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into US dollars at the rate mandated by the US Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the US Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent US dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date, or in the event The Wall Street Journal has not published such exchange rate, such rate as determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in US dollars will not constitute an event of default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

5.	The Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto; the Interest Payment Date for the Notes shall be June 15 of each year, commencing June 15, 2026;

6.

Interest on the Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or June 16, 2025, if no interest has been paid on the Notes), to, but not including, the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association.

7.

Each installment of interest on a Note shall be payable as provided in the form thereof set forth in Exhibit A hereto; the Company shall not have any right to extend any interest payment periods for the Notes as contemplated in Section 301(e) of the Indenture;

8.

The principal of, premium, if any, and each installment of interest on the Notes shall be payable at the office or agency of the Company in The City of London. The Bank of New York Mellon, London Branch will initially act as the Paying Agent for the Notes; provided, however, that the Company reserves the right to establish or change, by one or more Officer’s Certificates, any such office or agency and such Paying Agent.

9.

The registration of transfers and exchanges in respect of the Notes may be effected at the office or agency of the Company in The City of New York; and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at the office or agency of the Company in The City of New York; the corporate trust office of The Bank of New York Mellon, as agent of the Trustee, will initially be the agency of the Company for such registration and registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; and the Trustee will initially be the Security Registrar for the Notes; provided, however, that the Company reserves the right to establish or change, by one or more Officer’s Certificates, any such office or agency and such Security Registrar.

10.	The Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Notes shall be the 15th calendar day before such Interest Payment Date;

11.	The Notes are subject to redemption as provided in the form thereof set forth in Exhibit A hereto;

12.

The Notes are “Benefitted Securities” and shall have the benefit of the covenant of the Company contained in Section 707 of the Indenture and, pursuant to Section 707(b)(i) of the Indenture, the Notes are and shall be secured equally and ratably with the Secured Debt under the Indenture and the Additional Secured Debt pursuant to, and subject to the terms and conditions of, the Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008, as amended by the First Amendment to Deed of Trust, Security Agreement and Fixture Filing, dated as of March 2, 2009, the Second Amendment to Deed of Trust, Security Agreement and Fixture Filing, dated as of September 3, 2010 and the Third Amendment to Deed of Trust, Security Agreement and Fixture Filing, dated as of November 10, 2011 (as amended, the “Deed of Trust”), by the Company to and for the benefit of The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York) as collateral agent and trustee thereunder;

13.	The Notes shall be issuable in denominations of €100,000 and integral multiples of €1,000 in excess thereof;

14.

The term “Business Day” means, with respect to any Note, any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York or London, England are generally authorized or required by law, regulation or executive order to remain closed and is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates;

15.

No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

16.

The Notes shall be initially issued in global form registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, as common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), and delivered by the Trustee on behalf of the Company to The Bank of New York Mellon, London Branch, as common depositary for Euroclear and Clearstream; provided, that the Company reserves the right to provide for another common depositary to act as common depositary for the global Notes (The Bank of New York Mellon, London Branch, as common depositary, and any such successor common depositary, and any successor to any thereto, the “Common Depositary”); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a global Note in whole or in part may be registered in the name of any Person other than the Common Depositary or its nominee except that if the Common Depositary has notified the Company that it is unwilling or unable to continue as depositary for the global Notes and a successor depositary for such global Notes has not been appointed within 90 days, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the aggregate principal amount of the global

Notes representing such Notes in exchange for such global Notes, such definitive Notes to be registered in the names provided by the Common Depositary; each global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such global Note, (ii) shall be registered in the name of the Common Depositary or its nominee, (iii) shall be delivered by the Trustee to the Common Depositary, its nominee, any custodian for the Common Depositary or otherwise pursuant to the Common Depositary’s instruction and (iv) shall bear a legend restricting the transfer of such global Note to any Person other than the Common Depositary or its nominee; none of the Company, the Trustee, any Paying Agent, any Security Registrar or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, or transfers of, beneficial ownership interests in a global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and the Notes in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto;

17.

The Notes will be initially issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Note, whether in a global form or in a certificated form, shall bear the non-registration legend in substantially the form set forth in Exhibit A hereto, unless otherwise agreed to by the Company, such agreement to be confirmed in writing to the Trustee. The Bank of New York Depository (Nominees) Limited, the nominee of the Common Depositary, shall be the Holder of each global Note for all purposes under the Indenture and the Notes, and beneficial owners with respect to such global Note shall hold their interests pursuant to applicable procedures of Euroclear and Clearstream, as applicable. The Company, the Trustee and the Security Registrar shall be entitled to deal with The Bank of New York Depository (Nominees) Limited, the nominee of the Common Depositary for all purposes of the Indenture relating to such global Note (including the payment of principal, premium, if any, and interest, and the giving of instructions or directions by or to the beneficial owners of such global Note) as the sole Holder of such global Note and shall have no obligations to the beneficial owners thereof. Nothing in the Indenture, the Notes or this certificate shall be construed to require the Company to register any Notes under the Securities Act, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or to make any transfer of such Notes in violation of applicable law;

18.

It is contemplated that beneficial interests in Notes owned by “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (“QIBs”) or sold to QIBs in reliance upon Rule 144A under the Securities Act will be represented by one or more separate certificates in global form and will be registered in the name of The Bank of New York Depository (Nominees) Limited as nominee for the Common Depositary for Euroclear and Clearstream and their respective successors; beneficial interests in Notes sold in offshore transactions pursuant to Regulation S under the Securities Act will be evidenced by one or more separate certificates in global form and will be registered in the name of The Bank of New York Depository (Nominees) Limited as nominee for the Common Depositary for the accounts of Euroclear and Clearstream Banking and their respective successors;

In connection with any transfer of Notes, or of any transfer of a beneficial interest in one global Note to another global Note, as the case may be, the Trustee, the Security Registrar and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in the form attached hereto as Exhibit B) received from the Holders and any transferees of any Notes, or from the transferors or transferees of any beneficial interest in a global Note transferred to another global Note, as the case may be, regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note or such beneficial interest, as the case may be, and any other facts and circumstances related to such transfer;

19.

None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any liability for any acts or omissions of the Common Depositary, Euroclear or Clearstream, for any Common Depositary, Euroclear or Clearstream records of beneficial interests, for any transactions between the Common Depositary, Euroclear or Clearstream or any participant member of the Common Depositary, Euroclear, Clearstream and/or beneficial owners, for any transfers of beneficial interests in the Notes, or in respect of any transfers effected by the Common Depositary, Euroclear or Clearstream or by any participant member of the Common Depositary, Euroclear or Clearstream or any beneficial owner of any interest in any Notes held through any such participant member of the Common Depositary, Euroclear or Clearstream;

20.

If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 801 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

(B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

21.	The Eligible Obligations with respect to the Notes shall be Government Obligations;

22.	The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto;

23.

No Event of Default under the Indenture has occurred or is occurring; and to the knowledge of the undersigned, (i) no Event of Default has occurred and is continuing and (ii) no event has occurred and is continuing which entitles the Secured Parties (as defined in the Deed of Trust) under the Deed of Trust, or any of them, to accelerate the maturity of the indebtedness secured thereby;

24.

Subject to Section 22 of the Deed of Trust, the aggregate principal amount of indebtedness issuable under and secured by the Deed of Trust is unlimited, and the aggregate principal amount of indebtedness issued and now proposed to be issued under and secured by the Deed of Trust consist of the following: (A) Indenture Notes Obligations (as defined in the Deed of Trust) issued and outstanding in the aggregate principal amounts of €500,000,000[1] and $14,733,132,000, respectively, (B) other Additional Obligations (as defined in the Deed of Trust) issued and outstanding in the aggregate principal amount of $1,162,000,000 and (C) the €700,000,000 aggregate principal amount of Notes being issued on the date hereof (all of which Notes constitute Indenture Notes Obligations)[2];

25.

The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance and authentication and delivery of the Notes and to the creation or existence of Secured Debt pursuant to Section 707(a) and Section 707(b) of the Indenture, and in respect of compliance with which this certificate is made;

26.

The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

27.

In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with;

[1]

The US$ equivalent for such Indenture Notes Obligations is $538,650,000 as stated in that certain Officer’s Certificate dated May 21, 2024, based on an exchange rate of €1.00 to US$1.0773 on May 10, 2024, as published by the US Federal Reserve Board.

[2]

The US$ equivalent for such Indenture Notes Obligations is $804,650,000 based on the spot exchange rate of €1.00 to US$1.1495 for purposes of the Notes. The spot exchange rate is calculated by taking the sum of the exchange rate used in the Company’s cross-currency swaps as published by Bloomberg on June 11, 2025, plus a market risk execution spread.

28.

In the opinion of the undersigned, such conditions and covenants, and all conditions precedent provided for in the Indenture (including covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Notes as requested in the accompanying Company Order and to the creation or existence of Secured Debt pursuant to Section 707(a) and Section 707(b) of the Indenture, have been complied with; and

29.

The exchange of copies of this certificate and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this certificate for all purposes. Signatures of the Company hereon that are executed by manual signature that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be the original signature of the Company for all purposes of this certificate and may be used in lieu of an original signature manually executed in ink.

Anything in the Indenture or the Securities (including the Notes) to the contrary notwithstanding, for the purposes of the transactions contemplated by the Indenture, the Notes and any document to be signed in connection with the Indenture or the Notes (other than the Notes themselves) (including amendments, supplements, waivers, consents and other modifications, Officer’s Certificates, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents, including documents delivered in connection with the Deed of Trust) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 16th day of June, 2025.

/s/ Kevin R. Fease
Name: Kevin R. Fease
Title: Vice President and Treasurer

[Signature page to Officer’s Certificate – August 2002 Indenture]

EXHIBIT A

[FORM OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO ONCOR ELECTRIC DELIVERY COMPANY LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.]

[non-registration legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF ONCOR ELECTRIC DELIVERY COMPANY LLC (THE “COMPANY”) THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN

ANY OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT.”

NO.

[144A Global Certificate: ISIN: XS3095367200 / Common Code: 309536720]

[Regulation S Global Certificate: ISIN: XS3095367119 / Common Code: 309536711]

ONCOR ELECTRIC DELIVERY COMPANY LLC

3.625% SENIOR SECURED NOTES DUE 2034

ONCOR ELECTRIC DELIVERY COMPANY LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to

or registered assigns, the principal sum of      EUROS (€     ) on June 15, 2034, and to pay interest on said principal sum annually in arrears on June 15 of each year commencing June 15, 2026 (each an “Interest Payment Date”) at the rate of 3.625% per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from and including June 16, 2025, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Securities with respect to the day on which the Securities mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day before such Interest Payment Date (each a “Regular Record Date”), except that interest payable at Maturity will be payable to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein.

Payment of the principal of (and premium, if any) and interest at Maturity on this Security shall be made upon presentation of this Security at the office or agency of the Paying Agent, in such coin or currency of euro as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security (other than interest payable at Maturity) may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register, and provided, further, that if such Person is a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person.

All payments of principal, premium, if any, and interest on this Security will be made in euro. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Security will be made in US dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into US dollars at the rate mandated by the US Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the US Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent US dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date, or in the event The Wall Street Journal has not published such exchange rate, such rate as determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of this Security so made in US dollars will not constitute an event of default under this Security or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer’s Certificate establishing the terms of the Securities of this series.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities) dated as of August 1, 2002 (herein, together with any amendments or supplements thereto, including Supplemental Indenture No. 1, dated as of May 15, 2008, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, Board Resolutions and Officer’s Certificate creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

This Security is subject to redemption at the election of the Company, in whole at any time or in part from time to time, at any time prior to March 15, 2034 (the “Notes Par Call Date”), for cash, at a redemption price equal to the greater of:

•	(1) 100% of the principal amount of the Securities of this series being redeemed, and

•

(2) an amount determined by the Quotation Agent (as defined below) equal to the sum of the present values of the remaining scheduled payments of principal, premium, if any, and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) to the Notes Par Call Date, discounted to the date of redemption on an annual basis (Actual/Actual (ICMA) at the Comparable Government Bond Rate (as defined below)), plus 20 basis points, plus, in each case, accrued and unpaid interest on the Securities of this series to, but not including, the redemption date of the Securities of this series being redeemed.

This Security is subject to redemption at the election of the Company, in whole at any time or in part from time to time, at any time on or after the Notes Par Call Date, for cash, at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed, plus accrued and unpaid interest on those Securities of this series to, but not including, the redemption date.

The principal amount of any Security of this series remaining outstanding after a redemption in part shall be €100,000 or a higher integral multiple of €1,000. Notwithstanding the foregoing, installments of interest on the Securities of this series that are due and payable on an Interest Payment Date falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant record date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company (the “Quotation Agent”), a German government bond whose maturity is closest to the Notes Par Call Date, or if such Quotation Agent in its discretion determines that such similar bond is not in issue, such other German government bond as such Quotation Agent may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Securities of this series to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 A.M. (London time) on such Business Day as determined by the Quotation Agent selected by the Company.

The Securities of this series may be redeemed at the Company’s option in whole, but not in part, for cash on at least 10 days’ prior notice, at 100% of the outstanding principal amount of the Securities of this series, together with accrued and unpaid interest, if any, to, but not including, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of a Taxing Jurisdiction (as defined below), or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced or becomes effective on or after the original issue date with respect to the Securities of this series, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts as described below.

The Company will not withhold or deduct from payments made with respect to the Securities of this series on account of any present or future Taxes unless such withholding or deduction is required by law. The term “Taxing Jurisdiction” as used herein means with respect to the Securities of this series, (i) the United States, (ii) any State of the United States or the District of Columbia, (iii) any other jurisdiction where the Company or a successor to the Company is incorporated or organized, engaged in business for tax purposes, considered to be a resident for tax purposes, or through which payments will be made, and (iv) any political subdivision of the foregoing or taxing authority thereof or therein having power to tax. “Taxes” means, with respect to payments on the Securities of this series, all taxes, withholdings, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction or any political subdivision thereof or any authority or agency therein or thereof having power to tax.

In the event that the Company is required to withhold or deduct on account of any such Taxes from any payment made under or with respect to the Securities of this series, the Company shall:

•	withhold or deduct such amounts;

•

pay such additional amounts so that the net amount received by each Holder of the relevant Security of this series, including those additional amounts, will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted; and

•	pay the full amount withheld or deducted to the relevant tax or other authority in accordance with applicable law,

provided that no such additional amounts will be payable in respect of any Security of this series:

•

in respect of any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Taxing Jurisdiction (including, but not limited to, being a citizen or resident or national or domiciliary of, or the existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present in the Taxing Jurisdiction);

•

in respect of any Taxes that are imposed or withheld on behalf of a Holder who would have been able to avoid such withholding or deduction by complying with applicable certification, documentation, identification, information or other reporting requirement concerning the nationality, residence, identity or connection with the Taxing Jurisdiction if such compliance is required by statute or regulation of the Taxing Jurisdiction as a precondition to relief or exemption from the applicable withholding tax or duty;

•	in respect of any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the Securities of this series;

•	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

•

to the extent that any such Taxes would not have been imposed but for the presentation of such Securities of this series, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later;

•

in respect of any Taxes imposed pursuant to or in connection with Sections 1471 through 1474 of the US Internal Revenue Code of 1986, as amended, the U.S. Treasury Regulations thereunder or any similar law or regulations adopted pursuant to an intergovernmental agreement between a non-US jurisdiction and the US with respect to the foregoing;

•	to the extent a Holder (or beneficial owner) is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction;

•	in respect of any U.S. backup withholding Taxes;

•

any Taxes imposed on interest received by a Holder (or beneficial owner) of the Securities of this series that is a 10% shareholder (as defined in Section 871(h)(3)(B) of the US Internal Revenue Code of 1986, as amended. and the regulations that may be promulgated thereunder) of the Company, being a bank whose receipt of interest on the Securities of this series is described in Section 881(c)(3)(A) of the US Internal Revenue Code of 1986, as amended, and regulations that may be promulgated thereunder or being a controlled foreign corporation that is related to the Company as described in Section 881(c)(3)(C); or

•	any combination of the foregoing.

The Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the execution, delivery, enforcement or registration of the Securities of this series or any other document or instrument in relation thereto.

Notice of redemption (other than at the option of the Holder) shall be given by mail to Holders of Securities, not less than 10 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Company will notify the Trustee of the redemption price prior to the redemption date. The Trustee may rely upon the redemption price contained in any such notice from the Company, and the Trustee shall not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof).

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

The obligations of the Company with respect to the Securities of this series are secured by a lien granted pursuant to the Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008, as amended, by the Company to and for the benefit of The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent and trustee thereunder.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part. The Company shall not be required to make transfers or exchanges of the Securities of this series for a period of 15 days next preceding an Interest Payment Date.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Each Holder shall be deemed to understand that the offer and sale of the Securities of this series have not been registered under the Securities Act and that the Securities of this series may not be resold, pledged or otherwise transferred other than as permitted in the following sentence. Each Holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such Holder resells, pledges or otherwise transfers any Securities of this series, such Holder will do so only (A) to the Company, (B) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (C) so long as Securities of this series are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person whom such Holder reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (D) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) in accordance with another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company), or (F) pursuant to an effective registration statement under the Securities Act, and each Holder is further deemed to agree to provide to any Person purchasing any of the Securities of this series from it a notice advising such purchaser that resales of the Securities of this series are restricted as stated herein.

Each Holder shall be deemed to understand that, on any proposed resale of any Securities of this series pursuant to the exemption from registration under Rule 144 under the Securities Act, any Holder making any such proposed resale will be required to furnish to the Trustee and the Company such certifications, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the laws of the State of Texas shall mandatorily govern.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Corporate Trustee or Securities Custodian

EXHIBIT B

[FORM OF CERTIFICATE OF TRANSFER]

CERTIFICATE OF TRANSFER

3.625% SENIOR SECURED NOTES DUE 2034

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee must be printed or typewritten.

the within Security of the Company and does hereby irrevocably constitute and appoint            to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

The undersigned certifies that said Security is being resold, pledged or otherwise transferred as follows: (check one)

☐	to the Company;

☐

to a Person whom the undersigned reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

☐	as otherwise permitted by the non-registration legend appearing on this Security; or

☐	as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

Dated:

Signature: ___________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee and the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee and the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.